Exhibit 10.1

SECOND AMENDMENT
TO
SERVICES AGREEMENT
This Second Amendment to Services Agreement (this “Amendment”) is dated as of March 31, 2014 and entered into by and between DCP Midstream, LP, a Delaware limited partnership (“Service Provider”) and DCP Midstream Partners, LP, a Delaware limited partnership (“Owner”). Service Provider and Owner are sometimes referred to in this Amendment individually as a “Party” and collectively as the “Parties”.
RECITALS

A.
The Parties entered into that certain Services Agreement dated as of February 14, 2013, as amended by the First Amendment to Services Agreement dated as of August 5, 2013 (the “Services Agreement”) (capitalized terms used but not defined herein shall have the meaning given thereto in the Services Agreement).

B.
The Parties desire to amend the Services Agreement to increase the G&A Expenses Limit as provided for in Section 2.5 of the Services Agreement to account for the sale of the Membership Interests in DCP Lucerne 1 Plant LLC and DCP Lucerne 2 Plant LLC in a Purchase and Sale Agreement dated as of February 25, 2014 from Service Provider or one of its Affiliates to the Owner (the “PSA”) and the sale of the Membership Interests in DCP SC Texas Holdings LLC, DCP Pipeline Holding LLC and its 33.330% interest in DCP Southern Hills Pipeline, LLC from Service Provider or one of its Affiliates to the Owner in a Contribution Agreement dated as of February 25, 2014 (the “CA”) which are referred to together herein and in Schedule A as “Project Onyx”.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledge, the Parties hereby agree as follows:

1.	Services Agreement Schedule Amendment. Schedule A to the Services Agreement is replaced with the Schedule A attached hereto as Attachment I.

2.	Acknowledgement. Except as amended hereby, the Services Agreement shall remain in full force and effect as previously executed, and the Parties hereby ratify the Services Agreement as amended hereby.

3.
Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (including by facsimile) to the other Parties.

EACH OF THE UNDERSIGNED, intending to be legally bound, has caused this Amendment to be duly executed and delivered to be effective as of March 31, 2014, regardless of the actual date of execution of this Amendment.

DCP MIDSTREAM, LP

By: /s/ Brent L. Backes
Name: Brent L. Backes
Title: Group Vice President, General Counsel & Corporate Secretary

DCP MIDSTREAM PARTNERS, LP
By: DCP MIDSTREAM GP, LP, its general partner
By: DCP MIDSTREAM GP, LLC, its general     partner

By: /s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel & Secretary

Signature Page to Second Amendment to Services Agreement

ATTACHMENT I

SCHEDULE A

G&A EXPENSES LIMIT

For 2014 the G&A Expenses Limit shall be $29,455,000 plus an additional $14,950,000 per year for Project Onyx, pro-rated for the remainder of calendar year 2014 from the Effective Date, as such term is defined in the PSA or CA.